UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

July 18, 2006

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	000-12154	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi 38802-0709

(Address of Principal Executive Offices) ( Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2006, the Board of Directors of Renasant Corporation (the “Company”) adopted Amendment No. 2 to The Peoples Holding Company 2001 Long-Term Incentive Plan (the “LTIP”) and amended and restated the Company’s Deferred Stock Unit Plan (the “DSU Plan”). The Board adopted the amendment to the LTIP and the amendment and restatement of the DSU Plan in order to comply fully with the requirements of Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder.

The amendment to the LTIP is furnished as Exhibit 99.1 to this Form 8-K, and the amended and restated Deferred Stock Unit Plan is furnished as Exhibit 99.2 to this Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

On July 18, 2006, Renasant Corporation issued a press release announcing earnings for the second quarter of 2006. The press release is furnished as Exhibit 99.3 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Description
99.1	Amendment No. 2 to The Peoples Holding Company 2001 Long-Term Incentive Plan, effective as of January 1, 2006

99.2	Deferred Stock Unit Plan, effective as of January 1, 2006.

99.3	Press release dated July 18, 2006 issued by Renasant Corporation announcing second quarter 2006 earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: July 19, 2006	By:	E. Robinson McGraw
E. Robinson McGraw
Chairman, President and
Chief Executive Officer